UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Dayforce, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following contains an email sent to all Dayforce employees on August 21, 2025.

Daymakers,

I’m proud to officially announce something incredibly significant: Dayforce has entered into a definitive agreement to become a private company through a transaction with Thoma Bravo, one of the world’s leading enterprise software investors, in an all-cash transaction that values us at approximately US$12.3 billion.

Our partnership with a world-class firm like Thoma Bravo - coupled with the scale of their commitment – reflects the strength and success of the business that we’ve collectively built as Daymakers, anchored in our promise to make work life better. It builds on our momentum and marks the start of a bold new chapter of growth, innovation, and value creation as we further secure our place as a generational software company for a world of work shaped by AI.

We know this is big news – and we intend to keep you informed every step of the way. For now, I want to offer a bit on what it means, why Thoma Bravo, and what you can expect next.

What It Means

We are in a truly extraordinary time. AI is proving to be the most impactful technology shift we’ve ever experienced. The workforce and compliance landscape are more complex than ever. And the global macroeconomic environment couldn’t be more dynamic. At the intersection of it all, there is space for a new HCM leader to leap ahead in owning the world of work shaped by AI.

We believe that Dayforce will be that leader. To capitalize on this tremendous potential, we must move with unprecedented speed, focus, and resourcing.

And that is exactly why we’ve made this decision. Becoming a private company will give us the added space, flexibility, and resources to go even deeper on what matters most: accelerating our focus on being the AI leader in HCM and delivering even more value for our customers and communities.

This doesn’t change who we are in our promise to make work life better, or the values we’re built on. It puts it all into action in a new way for a new world – and the opportunity for the entire Dayforce community is massive.

Why Thoma Bravo

There’s no better partner to help fuel our next chapter than Thoma Bravo. They’re one of the world’s most respected investment firms, known for backing high-growth, market-leading companies with strong products and deep, long-term customer relationships. We view them as the gold standard, and they have worked alongside an impressive roster of industry leaders across a portfolio representing approximately $275 billion in enterprise value.

But what truly sets them apart isn’t just the scale or strategy. It’s how they show up. From our earliest conversations, it was clear: they are the best and brightest in the business and they understand Dayforce. They see our strengths – the analyst validation of our product leadership, our nearly 7,000 live customers and industry-leading retention rate, our sales momentum for the third straight quarter, and the energy of our Daymakers.

Having them as our partner and majority stockholder strengthens the foundation we’ve built and accelerates what comes next: our growth, our focus, and our pace of innovation.

What’s Next

We expect to close this transaction by early 2026. Until then, we will continue to operate as a public company. We must keep our focus on continuing to build a great company, accelerating sales, achieving our targets, and delivering great products that create value for our customers.

Along the way, we know you’ll have questions – and we’re here for them. To kick it off, we’ll be hosting two Global All-Team Meetings at 11:00am ET / 3:00pm GMT today, and a second session at 9:00 pm ET / 9:00 am SGT on Monday, August 25, to accommodate for Wellness Day. Invites to follow shortly.

Additionally, to support you throughout this process, we’ve created Hub and YourSource pages with FAQs and other helpful information that we’ll continue to update, including how to respond to questions from customers, partners, etc. You can access everything you need here.

More to come, but for now, thank you all for the dedication and heart you bring to Dayforce every day. I’m proud of how far we’ve come together – and this moment is a big one. Another milestone in our journey and a reflection of the incredible team behind it.

I’m looking forward to coming together and sharing more with you shortly during our Global All-Team meetings.

David Ossip

Chair, CEO, and Founder

Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian Securities laws (collectively, “forward-looking statements”). Forward-looking statements may be identified by the use of words such as “continue,” “guidance,” “expect,” “outlook,” “project,” “believe” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the merger. These statements are based on various assumptions, whether or not identified in this communication, and on current expectations and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Dayforce. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that Dayforce stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Dayforce’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Dayforce to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally. Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Dayforce Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) and Canadian securities regulators on February 28, 2025, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by Dayforce from time to time with the SEC and Canadian securities regulators. These filings, when available, are available on the investor relations section of the Dayforce website at https://investors.dayforce.com or on the SEC’s website at

https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Dayforce presently does not know of or that Dayforce currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. Dayforce assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction between Dayforce and Thoma Bravo, Dayforce will file with the SEC and Canadian securities regulators a preliminary Proxy Statement of Dayforce (the “Proxy Statement”). Dayforce plans to mail to its stockholders and holders of exchangeable shares a definitive Proxy Statement in connection with the proposed transaction. DAYFORCE URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DAYFORCE, THOMA BRAVO, THE PROPOSED TRANSACTION AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by Dayforce with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by Dayforce with the SEC by accessing the investor relations section of Dayforce’s website at https://investors.dayforce.com or by contacting Dayforce investor relations at investors@dayforce.com or calling (844) 829-9499.

Participants in the Solicitation

Dayforce and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Dayforce stockholders in connection with the merger.

Information regarding the directors and executive officers of Dayforce, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (i) in Dayforce’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, including under the headings “Proposal One: Election of Directors,” “Executive Team,” “Compensation Discussion and Analysis,” “Executive Compensation Tables,” “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Party Transactions,” which was filed with the SEC on March 13, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1725057/000172505725000064/day-20250313.htm, and (ii) to the extent holdings of Dayforce’s securities by its directors or executive officers have changed since the amounts set forth in Dayforce’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results https://www.sec.gov/edgar/browse/?CIK=0001725057&owner=only.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents through the website maintained by the SEC at https://www.sec.gov.